Exhibit 10.26
FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT
pursuant to the
HORSEHEAD HOLDING CORP. EXECUTIVE LONG TERM INCENTIVE PLAN
* * * * *
Participant:
Grant Date:
Number of Restricted Stock Units granted:
* * * * *
          THIS AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Horsehead Holding Corp., a company organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Horsehead Holding Corp. Amended and Restated 2006 Long-Term Equity Incentive Plan, as in effect and as amended from time to time (the “Plan”).
          WHEREAS, it has been determined by the Committee that it is in the best interests of the Company to grant the Restricted Stock Units provided herein to the Participant, in anticipation of the receipt of future services by the Participant.
          NOW, THEREFORE, in consideration of the mutual covenants and premises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
     1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
     2. Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of Restricted Stock Units specified above. Except as otherwise provided by Section 16 of the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the

Company for any reason. Subject to Section 5, the Participant shall not have the rights of a stockholder in respect of the shares of Common Stock underlying this Award until such Common Stock is delivered to the Participant in accordance with Section 4.
     3. Vesting.
          3.1. General. Subject to Section [     ] and Section [     ], the Restricted Stock Units subject to this grant shall become vested and deliverable as follows: [               ]
          3.2. Effect of Employment Termination. Subject to Section [     ] and Section [     ], if the Participant’s employment with the Company and its Subsidiaries terminates for any reason prior to the full vesting of all or any portion of the Restricted Stock Units subject to this grant, such unvested Restricted Stock Units shall immediately be cancelled and the Participant (and the Participant’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such unvested Restricted Stock Units.
          3.3. Certain Transactions. If the Participant’s employer ceases to be an Affiliate or Subsidiary of the Company, that event shall be deemed to constitute a termination of employment under Section 3.2 above.
     4. Delivery of Common Stock.
          4.1. Settlement. Subject to the terms of the Plan, if the Restricted Stock Units awarded by this Agreement become vested, the Company shall promptly distribute to the Participant the number of shares of Common Stock equal to the number of Restricted Stock Units that so vested; provided that (i) prior to a Change in Control the Company may convert each Restricted Stock Unit into a right to receive an amount of cash equal to the consideration paid for a share of Common Stock in connection with such Change in Control, in which case such cash shall vest and be paid in accordance with the applicable provisions of this Agreement and (ii) to the extent required by Section 409A of the Code, delivery of shares of Common Stock or cash upon a Participant’s “separation from service”, within the meaning of Treas. Reg. § 1.409A-1 shall be deferred until the six month anniversary of such separation from service. In connection with the delivery of the shares of Common Stock pursuant to this Agreement, the Participant agrees to execute any documents reasonably requested by the Company.
          4.2. Deferrals. If permitted by the Company, the Participant may elect, in accordance with written plans or procedures adopted by the Company from time to time, to defer the distribution of all or any portion of the shares of Common Stock that would otherwise be distributed to the Participant hereunder (“Deferred Shares”). Upon the vesting of Restricted Stock Units that have been so deferred, the applicable number of Deferred Shares shall be credited to a bookkeeping account established on the Participant’s behalf (the “Account”). Subject to Section 5, the number of shares of Common Stock equal to the number of Deferred Shares credited to the Participant’s Account shall be distributed to the Participant in accordance with written plans or procedures adopted by the Company from time to time.
     5. Dividends and Other Distributions. Participants holding Restricted Stock Units shall be entitled to receive all dividends and other distributions paid with respect to shares of Common Stock, provided that any such dividends or other distributions will be held by the

Company on the Participant’s behalf subject to the same vesting requirements as the underlying Restricted Stock Unit and shall be paid at the time the Common Stock is delivered pursuant to Section 4.
     6. Restrictive Covenants. The Participant agrees to abide by the covenants and agreements set forth in Annex A hereto and incorporated by reference herein, and acknowledges that the Restricted Stock Units being granted herein constitutes adequate and sufficient consideration in support of such covenants and agreements.
     7. Withholding. The Participant may direct the Company to withhold from delivery hereunder in satisfaction of applicable tax withholding obligations shares of Common Stock having an aggregate fair market value equal to the minimum amount of federal, state and local income and payroll taxes required to be withheld in respect of this Award.
     8. Entire Agreement; Amendment. This Agreement, together with the Plan contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
     9. Acknowledgment of Participant. The grant of this award does not entitle the Participant to any benefit other than that granted under this Agreement. Any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation. Participant understands and accepts that the benefits granted under the Plan and this Agreement are entirely at the discretion of the Company.
     10.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflict of laws thereof.
     11. Compliance with Laws. The issuance of the shares of Common Stock pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue any of the shares of Common Stock pursuant to this Agreement if such issuance would violate any such requirements.
     12. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has hereunto set his/her hand, all as of the Grant Date specified above.

HORSEHEAD HOLDING CORP.

By:

Name: ___________________________
Title: ___________________________

PARTICIPANT:

Name: ___________________________
Title: ___________________________

ANNEX A
COVENANTS AND AGREEMENTS OF THE PARTICIPANT
     1. The Participant acknowledges the time and expense incurred by the Company, its Subsidiaries and their respective affiliates (the “Company Group”) in connection with developing proprietary and confidential information in connection with the business and operations of the Company and its Subsidiaries. The Participant agrees that the Participant will not, whether during the Participant’s service as an employee of any member of the Company Group or at any time thereafter, divulge, communicate, or use to the detriment of any of member of the Company Group or any other person, firm or entity, confidential information or trade secrets relating to any member of the Company Group, including, without limitation, business strategies, operating plans, acquisition strategies (including the identities of (and any other information concerning) possible acquisition candidates), financial information, market analyses, acquisition terms and conditions, personnel information, know-how, customer lists and relationships, supplier lists and relationships, or other non-public proprietary and confidential information relating to any member of the Company Group. The foregoing confidentiality agreement shall not apply if the communication (i) is required in the course of performing the Participant’s duties as an employee of the Company or its Subsidiaries, (ii) is made with the written consent of the Company’s Board of Directors, (iii) relates to information that is or becomes generally known by the public other than as a result of a breach hereof by the Participant, or (iv) is required by law or judicial or administrative process.
     2. During the Participant’s service as an employee of the Company or its Subsidiaries and for 24 months thereafter, the Participant shall not, to the detriment of any member of the Company Group, directly or indirectly, for the Participant or on behalf of any other person, firm or entity: (i) solicit, hire, employ, engage, retain or enter into a business affiliation with any person who at any time during the preceding 12 month period was an employee of, the Company or any of its Subsidiaries, or (ii) encourage, induce or attempt to encourage or induce any person who at any time during the preceding 12 month period was a supplier or customer of the Company or any of its Subsidiaries to cease doing business with the Company or any of its Subsidiaries or to decrease the amount of business such supplier or customer does with the Company or any of its Subsidiaries.
     3. During the Participant’s service as an employee of the Company or its Subsidiaries and for 24 months thereafter (or for such longer period during which the Participant receives severance from the Company) (as applicable, the “Restricted Period”), the Participant shall not, directly or indirectly, engage in, or serve as a principal, partner, joint venturer, member, manager, trustee, agent, stockholder, director, officer or employee of, or advisor to, or in any other capacity, or in any manner, own, control, manage, operate, or otherwise participate, invest, or have any interest in, or be connected with, any person, firm or entity that engages in any activity which competes directly or indirectly with any business of the Company or its Subsidiaries (collectively, the “Company Business”) anywhere in the United States of America or any other country in which the Company Business was conducted or related sales were effected during the two years preceding the Participant’s termination of employment. THIS PARAGRAPH 3 WILL NOT APPLY AND WILL NOT BE ENFORCED BY THE COMPANY WITH RESPECT TO POST-TERMINATION ACTIVITY BY PARTICIPANT THAT

OCCURS IN CALIFORNIA OR IN ANY OTHER STATE IN WHICH THIS PROHIBITION IS NOT ENFORCEABLE UNDER APPLICABLE LAW.
     4. Whether during or after the term of the Participant’s employment or service, the Participant shall not disparage, defame or discredit any member of the Company Group or engage in any activity which would have the effect of disparaging, defaming or discrediting any member of the Company Group.
     5. The Participant acknowledges that the Participant’s service as an employee of the Company or its Subsidiaries, as the case may be, and the agreements herein are reasonable and necessary for the protection of the Company Group and are an essential inducement to the Company’s grant of the Restricted Stock Units. Accordingly, the Participant shall be bound by the provisions hereof to the maximum extent permitted by law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable.
     6. In signing this Agreement, the Participants gives the Company assurance that the Participant has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed on the Participant under this Annex A. The Participant agrees that these restraints are necessary for the reasonable and proper protection of the Company Group and their trade secrets and confidential information and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area, and that these restraints, individually or in the aggregate, will not prevent the Participant from obtaining other suitable employment during the period in which the Participant is bound by the restraints. the Participant agrees that, before providing services, whether as an employee or consultant, to any entity during the Restricted Period, the Participant will provide a copy of this Annex A to such entity. The Participant further acknowledges that each of these covenants has a unique, very substantial and immeasurable value to the Company Group, that the Participant has sufficient assets and skills to provide a livelihood while such covenants remain in force and that, as a result of the foregoing, in the event that the Participant breaches such covenants, monetary damages would be an insufficient remedy for the Company Group and equitable enforcement of the covenant would be proper. The Participant therefore agrees that each member of the Company Group, in addition to any other remedies available to it, will be entitled to preliminary and permanent injunctive relief against any breach by the Participant of any of those covenants, without the necessity of showing actual monetary damages or the posting of a bond or other security. The Participant and the Company further agrees that, in the event that any provision of this Annex A is determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that provision will be deemed to be modified to permit its enforcement to the maximum extent permitted by law. The Participant further covenants that the Participant will not challenge the reasonableness or enforceability of any of the covenants set forth in this Annex A.